Exhibit 10.24

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

RealD Inc.

AMENDED AND RESTATED NONQUALIFIED STOCK OPTION GRANT

May 9, 2010

RealD Inc. (the “Company”) previously granted American Multi-Cinema, Inc. (the “Optionee”) a nonqualified stock option (the “Option”) to purchase shares of the Company’s Common Stock pursuant to that certain Nonqualified Stock Option Grant dated March 20, 2009 (the “Original Option Grant”) and stock option agreement attached thereto.  Company and Optionee wish to amend the vesting schedule of the Original Option Grant and enter into this Amended and Restated Nonqualified Stock Option Grant (the “Amended Option Grant”) and the Amended and Restated Stock Option Agreement attached hereto. The Option is subject to all the terms and conditions set forth in the Amended Option Grant, as well as the attached Amended and Restated Stock Option Agreement (the “Agreement”) and the Joinder to the Third Amended and Restated Shareholders Agreement attached as Exhibit A to the Agreement (the “Joinder”), each of which is incorporated into this Grant in its entirety.

Optionee:	American Multi-Cinema, Inc.

Grant Date:	March 20, 2009

Number of Shares Subject to Option:	815,187

Exercise Price (per Share):	$0.01

Option Expiration Date:	The Ten (10) year anniversary of the Grant Date (subject to earlier termination in accordance with the terms of the Agreement)

Type of Option:	Nonqualified Stock Option

Vesting Commencement; Vesting and Exercisability Schedule:	[***]

For purposes of the foregoing, the word “installation” shall have the meaning ascribed to it in that certain

Second Amended and Restated RealD System License Agreement dated as of May 9, 2010, and effective as of April 7, 2010, between the Company and the Optionee, which meaning is incorporated into this Grant by this reference.

Additional Terms/Acknowledgement: The undersigned Optionee acknowledges receipt of, and understands and agrees to, the terms and conditions of this Amended Option Grant and the attached Agreement and Joinder attached thereto.  Optionee further acknowledges that, as of the Grant Date, this Amended Option Grant, the Agreement, the Joinder and the Second Amended and Restated RealD System License Agreement (2010), between the Company and Optionee, dated on even date herewith and as may be amended from time to time, set forth the entire understanding between Optionee and the Company regarding the Option and supersede all prior oral and written agreements on the subject, including the Original Option Grant and stock option agreement attached thereto.

RealD Inc.		OPTIONEE

By:	/s/ Michael V. Lewis	/s/ Frank Rash
Name:	Michael V. Lewis	Name:	Frank Rash
Title:	CEO	Title:	SVP, Strategic Partnerships

Attachments:
1.	Amended and Restated Stock Option Agreement
2.	Joinder to Third Amended and Restated Shareholders Agreement, attached as Exhibit A to the Amended and Restated Stock Option Agreement

RealD Inc.

AMENDED AND RESTATED STOCK OPTION AGREEMENT

Pursuant to the Amended and Restated Nonqualified Stock Option Grant (the “Grant”) and this Amended and Restated Stock Option Agreement (the “Agreement”), RealD Inc. has granted Optionee a Nonqualified Stock Option to purchase the number of shares of the Company’s Common Stock (the “Shares”) at the exercise price indicated in the Grant.

Certain definitions used in this Agreement are as defined in Section 15 of this Agreement.

The details of the Option are as follows:

1.             Vesting and Exercisability.  Subject to Section 10 of this Agreement and the other limitations contained herein, the Option will vest and become exercisable as provided in the Grant, and the vested portion of the Option shall be exercisable at any time and from time to time until the Option Expiration Date set forth in the Grant.

2.             Securities Law Compliance.  Notwithstanding any other provision of this Agreement, Optionee may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and Optionee may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

3.             Method of Exercise.  Optionee may exercise the Option, in whole or in part, and to the extent then vested, by giving written notice to the Company, in form and substance satisfactory to the Company, which will state Optionee’s election to exercise the Option and the number of Shares for which Optionee is exercising the Option.  The written notice must be accompanied by full payment of the exercise price for the number of Shares Optionee is purchasing.  Optionee may make this payment in any combination of the following: (a) by cash; or (b) by check or wire transfer acceptable to the Company.

4.             No Right to Damages.  Optionee will have no right to bring a claim or to receive damages if any portion of the Option is cancelled or expires unexercised.  The loss of existing or potential profit in any unvested portion of the Option, or any unexercised portion of the vested portion of the Option, will not constitute an element of damages for any reason.

5.             No Rights as Shareholder.  Optionee shall have no rights as a shareholder of any shares of Common Stock of the Company covered by the Option until the date of issuance of a stock certificate to Optionee.  The Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued.

6.             Joinder to Third Amended and Restated Shareholders Agreement.  Upon Optionee’s exercise of the Option, in whole or in part, the Company will, at the time of such exercise, require Optionee to execute and deliver to the Company that certain Joinder to Third Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), in the form attached to this Agreement as Exhibit A (the “Joinder”), pursuant to which Optionee will agree that the Shares acquired by it upon exercise of the Option will be subject to, among other things, the Company’s Rights of First Refusal, Right of Co-Sale and Put Right; Drag-Along Right as contained therein.  Optionee acknowledges and agrees that it has previously been provided, for its review, a current form of the Shareholders Agreement, and will have reviewed such Shareholders Agreement, with its counsel, prior to its execution of the Grant.

7.             Nontransferability of Option.  The rights of the Optionee under this Option may not be assigned or transferred.  This Option shall be exercisable only by the Optionee.  Any attempt to assign or transfer this Option, in any manner, in contravention of this Option shall be void and shall have no effect.

8.             Adjustment of Shares.  In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, a statutory share exchange, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company, or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Company shall make proportional adjustments in the number and kind of securities that are subject to this Option and the related exercise price, without any change in the aggregate price to be paid therefor.  The determination by the Company as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, this Option.  Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction (as defined in Section 15) shall not be governed by this Section 8, but shall be governed by Section 9 and Section 10, respectively.

9.             Dissolution or Liquidation.  To the extent not previously exercised or settled, and unless otherwise determined by the Company in its sole discretion, this Option, to the extent it then remains unexercised, shall terminate immediately prior to the dissolution or liquidation of the Company.

10.           Company Transaction.

(a)           Effect of a Company Transaction.  Notwithstanding any other provision of the Grant or this Agreement to the contrary (including Section 1 of this Agreement), in the event of a Company Transaction that is not a Related Party Transaction (as defined in Section 15), this Option, to the extent it then remains unexercised, subject to the Company’s compliance with Section 10(b) below, and unless the Option is assumed, converted or substituted for by the Successor Company (as defined in Section 15), shall become fully and immediately exercisable immediately prior to such Company Transaction, and then terminate upon the effectiveness of such Company Transaction.  Notwithstanding the foregoing, the Company, in its sole discretion, may instead provide that this Option shall terminate upon consummation of such Company Transaction that is not a Related Party Transaction, but that Optionee shall receive, in exchange for such terminated Option, a cash payment equal to the amount (if any) by which (a) the Acquisition Price (as defined in Section 15) multiplied by the number of shares of Common Stock then subject to such outstanding Option (and whether or not then exercisable) exceeds (b) the respective aggregate exercise price for such Option (the “Option Cash Out”).

(b)           Notification.  The Company will provide Optionee with notice of any pending Company Transaction that is not a Related Party Transaction at least ten (10) business days prior to the anticipated effectiveness thereof.  Upon notification in accordance with this Section 10(b), the Option will be treated in accordance with Section 10(a) above, and if the Option is not assumed, converted or substituted for by the Successor Company, or subject to the Option Cash Out, all as provided in Section 10(a), then Optionee may exercise this Option for all of the Shares then subject to the Option, at any time before the occurrence of such Company Transaction (but subject to occurrence thereof), regardless of whether the Option is then fully vested and exercisable in full.

(c)           Assumption, Conversion or Substitution.  For the purposes of this Section 10, the Option shall be considered assumed, converted or substituted for if, following the Company Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Company Transaction, the consideration (whether stock, cash, or other securities or property) received in the Company Transaction by holders of Common Stock for each share held at the effective time of the Company Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Company may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise or settlement of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction.  The determination of such substantial equality of value of consideration shall be made by the Company in good faith, and its determination shall be conclusive and binding.  The Company agrees that in all Company Transactions that are Related Party Transactions, the Company will assume, convert or substitute this Option as provided this Section 10(c).

(d)           No Limitations.  The Grant shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(e)           Fractional Shares.  In the event of any adjustment in the number of shares covered by the Option, the Option shall cover only the number of full shares resulting from such adjustment.

11.           Issuance of Shares.  Notwithstanding any other provision of the Grant or this Agreement, the Company shall have no obligation to issue or deliver any shares of Common Stock upon exercise of the Option or make any other distribution of benefits upon exercise of the Option unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to Optionee to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued upon exercise of the Option.

As a condition to the exercise of the Option, the Company may require (a) Optionee to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for Optionee’s own account and without any present intention to sell or distribute such shares, and (b) such other action or agreement by Optionee as may from time to time be necessary to comply with the federal, state and foreign securities laws.  At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.  The Company may also require Optionee to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

Upon exercise of the Option, the issuance of shares of Common Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

12.           Severability.  If any provision of the Grant, this Agreement or the Joinder is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be construed or deemed amended without, in the Company’s determination, materially altering the intent of the Grant, this Agreement or the Joinder, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Grant, this Agreement or the Joinder, as applicable, and the Option, shall remain in full force and effect.

13.           Choice of Law.  The Grant, this Agreement and the Joinder, and the Option granted pursuant to the Grant, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of California, without giving effect to principles of conflicts of law.

14.           Legal Requirements.  The Grant and the issuance of the Shares pursuant thereto is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.           Definitions.

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Company Transaction in respect of a share of Common Stock.

“Company Transaction” means consummation of

(a)           a merger or consolidation of the Company with or into any other company or other entity,

(b)           a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 80% of the Company’s outstanding voting securities, or

(c)           a sale, lease, exchange or other transfer, in one transaction or a series of related transactions, undertaken with a common purpose of all or substantially all of the Company’s assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Related Company” means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

“Related Party Transaction” means (a) a merger or consolidation of the Company, or a statutory share exchange pursuant to which the Company’s outstanding shares are acquired, in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger, consolidation or statutory share exchange; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company, or creating a holding company.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Company Transaction.

16.           “Market Stand-Off” Agreement.  Optionee hereby agrees that, during the period of duration specified by the underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act relating to a public offering of the Company’s Common Stock, it shall not, to the extent requested in writing by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock included in such registration; provided, however, that such market stand-off time period shall not exceed 180 days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock of Optionee (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 16 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

17.           Notices. Any notice or other communications relating to this Agreement shall be in writing and delivered personally or mailed by certified mail, return receipt requested or sent by overnight courier, to the party concerned at the address set forth below:

If to the Company:		RealD Inc.
100 N. Crescent Drive, Suite 120
Beverly Hills, CA 90210
	Attn:	Craig S. Gatarz, Executive Vice President
and General Counsel

With copies to:		Sheppard Mullin Richter & Hampton LLP
1111 Chapala Street, Third Floor
Santa Barbara, CA 93101
Attn: C. Thomas Hopkins, Esq.

if to Optionee:		American Multi-Cinema, Inc.
920 Main Street
Kansas City, MO 64105
Attn: Frank Rash

with copies to:		American Multi-Cinema, Inc.
920 Main Street
Kansas City, MO 64105
Attn: General Counsel

Either party may change the address for the giving of notices at any time by notice given to the other party under the provisions of this Section 17.

Exhibit A to the Amended and Restated Stock Option Agreement

THIS JOINDER TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, dated as of                      , 20       (this “Joinder”) is made by American Multi-Cinema, Inc. (“AMC”), and RealD Inc., a Delaware corporation (the “Company”).  Reference is made to that certain Third Amended and Restated Shareholders Agreement, dated as of December 24, 2007 and as amended on October 1, 2008 and on May 1, 2009 (the “Agreement”), by and among the Company, the Investors, the Founders and the other parties signatory thereto.  Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

Concurrently herewith, AMC has exercised a stock option to purchase shares of the Common Stock of the Company and the Company has requested that AMC execute this Joinder as a condition to the issuance of such shares upon Shareholder’s exercise of such option. Accordingly, the Company and AMC agree as follows.

1.             AMC, by its signature below, agrees to become a “Shareholder” under the Agreement, with the same force and effect as if originally named therein as a Shareholder, and AMC hereby agrees to all of the terms and provisions of the Agreement applicable to it as a Shareholder thereunder including without limitation the provisions of Section 3 (Right of First Refusal), Section 4 (Right of Co-Sale) and Section 6 (Put Right; Drag Along Right) shall apply to AMC to the same extent as such provisions apply to all of the other Shareholders, and each reference to a Shareholder in each such section in the Agreement shall be deemed to include AMC.  Each reference to a “Shareholder” in the Agreement shall be deemed to include AMC. AMC, by its signature below, further acknowledges and agrees that AMC is neither an “Investor” nor a “Founder” as those terms are defined in the Agreement.  The Agreement is hereby incorporated herein by reference.  Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

2.             This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Joinder by facsimile or e-mail transmission shall be as effective as delivery of a manually executed counterpart of this Joinder.

3.             This Joinder shall be governed by, and construed in accordance with the laws of the State of California without regard to principles and conflicts of laws.

4.             All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Agreement.  All communications and notices hereunder to AMC shall be given to it at the address set forth under its signature below.

5.             The parties shall, at any time and from time to time following the execution of this Joinder, execute and deliver all such further instruments and other documents and take all such further actions as may be necessary or appropriate to carry out the provisions of this Joinder.

6.             AMC agrees to be bound by the Agreement as it may be further amended, modified or supplemented from time to time to the same extent as to all of the other Shareholders.

IN WITNESS WHEREOF, AMC and the Company have duly executed this Joinder to the Agreement as of the day and year first above written.

AMERICAN MULTI-CINEMA, INC.

By:
Name:
Title:
Address:

Telephone:
Facsimile:

REALD INC.

By:
Name:
Title: